                                   EXHIBIT 11
                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                        COMPUTATIONS OF LOSS PER COMMON
                          AND COMMON EQUIVALENT SHARE


                                                     THREE MONTHS ENDED
                                                       MARCH 31, 1995
                                                     -------------------
    Loss for the period (A):
     Before cumulative effect of accounting change    $     (3,291,000)
     Cumulative effect of accounting change                         --
                                                      ----------------

     Net loss                                         $     (3,291,000)
                                                      ================

    Weighted common shares outstanding during
     the period                                             26,614,594

    Dilutive effect of options outstanding
     during the period pursuant to
     modified treasury stock method                                 --
                                                      ----------------

    Total common and common equivalent shares (B)           26,614,594
                                                      ================

    Loss per common and common equivalent
     shares (A)/(B):
     Before cumulative effect of accounting change    $           (.12)
     Cumulative effect of accounting change                         --
                                                      ----------------

     Net loss                                         $           (.12)
                                                      ================



                                                     THREE MONTHS ENDED
                                                       MARCH 31, 1994
                                                     -------------------
    Loss for the period (A):
     Before cumulative effect of accounting change    $     (1,288,000)
     Cumulative effect of accounting change                 (6,594,000)
                                                      ----------------

     Net loss                                         $     (7,882,000)
                                                      ================

    Weighted common shares outstanding during
     the period                                             25,579,000

    Dilutive effect of options outstanding
     during the period pursuant to
     modified treasury stock method                                 --
                                                      ----------------

    Total common and common equivalent shares (B)           25,579,000
                                                      ================

    Loss per common and common equivalent
     shares (A)/(B):
     Before cumulative effect of accounting change    $           (.05)
     Cumulative effect of accounting change                       (.26)
                                                      ----------------

     Net loss                                         $           (.31)
                                                      ================
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